UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 16, 2007  (August 14, 2007)

HERTZ GLOBAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33139	20-3530539
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
(Address of principal executive
offices, including zip code)

(201) 307-2000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2007, the board of directors of Hertz Global Holdings, Inc. (the “Company”) approved an award of non-qualified stock options of the Company to Mark P. Frissora, the Chief Executive Officer and a director of the Company.  Mr. Frissora was awarded 400,000 options with an exercise price equal to $23.06 per share, the average of the high and low New York Stock Exchange trading price of a share of the Company’s common stock on August 14, 2007, the grant date of Mr. Frissora’s options.  The options were issued under, and are subject to the terms of, the Hertz Global Holdings, Inc. Stock Incentive Plan (the “Plan”) and an individual stock option agreement.

Mr. Frissora’s stock option agreement provides that the options will become exercisable in four equal installments, on each of the first through fourth anniversaries of the grant date, generally subject to Mr. Frissora’s continuous employment with the Company and/or its subsidiaries. If his employment is terminated due to his death or disability, Mr. Frissora’s unvested options will vest immediately. If his employment is terminated for any other reason, Mr. Frissora’s unvested options will be cancelled. If Mr. Frissora’s employment is terminated for cause, his vested options will be cancelled. If Mr. Frissora’s employment is terminated without cause or if he voluntarily terminates his employment, his vested options may be exercised for a period of 60 days after his termination of employment. In the event of a change in control, unless the Company’s board of directors reasonably determines that Mr. Frissora’s options will be honored, assumed or substituted, all Mr. Frissora’s then-outstanding options, whether vested or unvested, will be cancelled in exchange for a payment that is equal to the excess, if any, of (i) the product of the per-share price offered in connection with the change in control multiplied by the aggregate number of shares covered by the options immediately prior to the change in control, over (ii) the aggregate exercise price for all the covered shares. The options will terminate on the tenth anniversary of the grant date, if they have not already been exercised or cancelled prior to that date.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Document
10.1	Management Stock Option Agreement between Hertz Global Holdings, Inc. and Mark P. Frissora, dated as of August 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

	By:	/s/ Paul J. Siracusa
	Name:	Paul J. Siracusa
	Title:	Executive Vice President and
Chief Financial Officer

Date: August 16, 2007